                           ALDERMAN OPTION AGREEMENT
                           -------------------------

          This OPTION AGREEMENT (this "Agreement") is made as of this 15th day of June, 2000, by and between ELTON ALDERMAN, an individual ("Alderman"), and CAROL A. AULD TTEE U/A DTD 5/13/99, a Trust ("Auld Trust"), having Carol A. Auld as its Trustee.

                               R E C I T A L S:
                               - - - - - - - -

          A. Alderman and Auld Trust are currently stockholders of Prolong International Corporation, a Nevada corporation (the "Company"), and in exchange for $1,500 Auld Trust desires to subject 1,500,000 of the shares of Common Stock of the Company owned by the Trust, and any shares issuable on account of any recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company (herein called the "Shares"), to the option conferred on Alderman by this Agreement; and

          B. Auld Trust hereby desires to grant, and Alderman hereby desires to receive, an option to purchase up to 1,500,000 of the Shares currently owned by Auld Trust, on the terms and conditions set forth herein.

                              A G R E E M E N T:
                              - - - - - - - - -

              NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.  Grant of Option.  In exchange for Alderman's payment to Auld Trust
              ---------------
of one thousand five hundred dollars ($1,500), the receipt of which is hereby acknowledged, Auld Trust hereby irrevocably grants to Alderman the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of 1,500,000 shares of Common Stock, as presently constituted, of the Company on the terms and conditions hereinafter set forth, such number being subject to adjustment as provided in Section 6 hereof.

          2.  Purchase Price.  As negotiated and agreed upon by the parties
              --------------
hereto, the purchase price ("Purchase Price") for the Shares covered by the Option shall be $1.00 per share (subject to adjustment as provided in Section 6 hereof).

          3.  Exercise of Option.  The terms and conditions upon which the
              ------------------
Option may be exercised and the Shares may be purchased are as follows:

              3.1  Time of Exercise.  The Option may be exercised at any time
                   ----------------
on or after the date hereof, but in no case may the Option be exercised later than 5:00 p.m. California time on December 31, 2004 (the "Option Termination Date"), at which time the Option shall terminate and shall be void and of no further force or effect.

              3.2  Method of Exercise.  Alderman may, from time to time during
                   ------------------
the time of exercise described above, exercise in whole or in part the purchase rights evidenced by the Option. Such exercise shall be effected by the execution of a notice of exercise in the form attached hereto as Exhibit A (the
                                                                 ---------
"Notice of Exercise"), stating the amount of Shares and Purchase Price, and delivery of the Notice of Exercise to Auld Trust followed by payment in full as described below.

          3.3  Payment and Transfer of Shares.  Alderman shall, within five (5)
               ------------------------------
days following delivery of the Notice of Exercise to Auld Trust, deliver to Auld Trust at the address specified in Section 11.1 hereof payment of the Purchase Price in the form of any of the following as elected by Alderman: (i) cash;
(ii) check; (iii) the surrender of a number of Shares received upon such exercise with an aggregate value equal to the Purchase Price, which surrendered Shares shall be valued at Fair Market Value (as defined below) as of the date of such exercise; (iv) Alderman's promissory note secured by a pledge of the Shares purchased in a form and on terms acceptable to Auld Trust; or (v) any combination of the foregoing. Concurrent with the delivery of the Purchase Price by Alderman, Auld Trust shall deliver a certificate representing the amount of Shares purchased and an endorsement in blank or stock assignment in blank sufficient to transfer such Shares to Alderman, his permitted assign or his or its designate. "Fair Market Value" on any given date shall mean the value of one share of Common Stock, which shall be the closing sale price on the Company's principal stock exchange or the average of the closing bid and asked prices of the Common Stock in the over-the-counter market, as applicable, on the date of valuation.

     4.   Representations and Warranties of Alderman.  Alderman hereby
          ------------------------------------------
represents and warrants to Auld Trust that:

          4.1  Authorization.  Alderman has full power and authority to enter
               -------------
into this Agreement, and this Agreement constitutes his valid and legally binding obligation, enforceable in accordance with its terms.

          4.2  Investment Intent.  This Agreement is made with Alderman in
               -----------------
reliance upon his representation to Auld Trust, which by Alderman's execution of this Agreement he hereby confirms, that the Option acquired hereby, and the Shares to be purchased upon his exercise of the Option, will be acquired for investment.

          4.3  Restricted Securities.  Alderman understands that the Shares may
               ---------------------
be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Auld Trust in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Alderman represents that he understands the resale limitations imposed by the Act and applicable state securities laws.

     5.   Legends.  Auld Trust hereby agrees that as soon as practicable after
          -------
the date hereof, the Trust shall surrender the stock certificate to the Company's transfer agent for reissuance with a legend thereon. Auld Trust agrees that the certificates evidencing the Shares shall bear the following legend, and may bear additional legends as the Company or its counsel may deem necessary or advisable:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION AGREEMENT DATED JUNE 1, 2000, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER AND CAN BE EXAMINED UPON REQUEST.

     The foregoing legend shall be removed from the certificates evidencing the Shares that Alderman has purchased hereunder.

     6.   Certain Adjustments Upon Changes in Capital Structure.  In the event
          -----------------------------------------------------
that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made to the number of Shares subject to the unexercised portion of the Option and to the Purchase Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of Alderman under this Agreement.

     7.   Representations and Warranties of Auld Trust.  Auld Trust represents
          --------------------------------------------
and warrants to Alderman that:

          7.1  Legal Capacity.  Auld Trust has the legal capacity to read and
               --------------
understand this Agreement and to enter into this Agreement.

          7.2  Binding Effect.  This Agreement constitutes a valid and legally
               --------------
binding obligation of Auld Trust.

          7.3  Good Title.  Auld Trust holds, and shall continue to hold until
               ----------
the exercise in full or expiration of the Option pursuant to Section 3.1, good and marketable title to the Shares, free and clear of all liens, claims, and encumbrances whatsoever, other than resale restrictions under federal or state securities laws. Auld Trust hereby undertakes to retain and reserve for fulfillment of it's obligations hereunder at least the number of shares representing the Shares that may be purchased under the Option. Upon exercise of the Option and payment, Alderman will hold the Shares subject to the Option, free and clear of all liens, claims and encumbrances whatsoever, other than resale restrictions under federal or state securities laws.

     8.   Non-transferability.  This Agreement may not be assigned or otherwise
          -------------------
transferred by Alderman to any other person or entity except his heirs or personal representatives.

     9.   Rights as a Stockholder.  Alderman (or a successor of the Option by
          -----------------------
will or by the laws of descent and distribution) shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of issuance of a stock certificate or certificates to him or her for such Shares, notwithstanding the exercise of the Option.

     10.  Opportunity to Engage Legal Counsel.  Each of the parties acknowledges
          -----------------------------------
that it is aware that it is entitled to consult independent legal counsel and/or other advisors in connection with the negotiation or execution of this Agreement, and represents and warrants to the other party and to Stradling Yocca Carlson & Rauth, a professional corporation, that it has had full and adequate opportunity to do so, and has either done so or has freely and knowingly relinquished such right, and has the capacity and experience to understand this Agreement, and fully understands all of the terms of this Agreement. The parties acknowledge that Stradling Yocca Carlson & Rauth, which assisted in the drafting of this Agreement, represents only the Company, and is not advising or representing either party concerning the effects of this Agreement upon its individual interests or otherwise, and in drafting has made no effort to balance or mutually satisfy these interests. The parties also acknowledge that this Agreement creates circumstances in which each of the parties has opposing individual interests. Auld Trust hereby acknowledges that it has had the opportunity to engage separate counsel to represent it's interests in connection with the negotiation and execution of this Agreement.

     11.  Miscellaneous.
          -------------

          11.1 Notices.  All notices, requests, demands or other communications
               -------
hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified, return receipt requested, postage prepaid:

                    If to Auld Trust, addressed to:

                            Carol Auld Trustee
                            Carol A. Auld TTEE U/A DTTD 5/13/99.
                            50 Niguel Point Drive
                            Laguna Niguel, California  92677

                    If to Alderman addressed to:

                            Elton Alderman
                            c/o Prolong International Corporation
                            6 Thomas
                            Irvine, California  92618

          Any party hereto may from time to time, upon written notice to the other party, designate a different address, which shall be substituted for the one specified above for such party. If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed served or delivered forty-eight (48) hours after mailing thereof. If any notices are sent by facsimile ("fax") to a party, it will be deemed to have been delivered on the date the fax thereof is actually received, provided the original thereof is sent by mail in the manner set forth above within twenty-four (24) hours after the fax is sent.

          11.2 Attorneys' Fees.  In the event of any controversy or claim or
               ---------------
dispute between the parties hereto arising out of or relating to this Agreement or any of the documents provided for herein, or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.

          11.3 Binding Effect.  This Agreement shall be binding upon the heirs,
               --------------
executors, representatives, successors and assigns of the respective parties hereto; provided, however, that no assignment hereunder by Alderman shall be permitted. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          11.4 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          11.5 Headings.  The subject headings of the sections and subsections
               --------
of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

          11.6 Waivers.  Any party to this Agreement may waive any right, breach
               -------
or default which it has the right to waive; provided that such waiver will not be effective against the waiving party, unless it is in writing and specifically refers to this Agreement and notice thereof is promptly given to all parties in the manner provided in this Agreement. No waiver will be deemed to be a waiver of any other matter, whenever occurring and whether identical, similar or dissimilar to the matter waived.

          11.7 Entire Agreement.  This Agreement is the entire agreement of the
               ----------------
parties concerning the subject matter hereof and supersedes all other prior or contemporaneous agreements or understandings (whether written or oral) among the parties, in respect to the subject matter contained herein.

          11.8 Governing Law.  This Agreement shall be construed in accordance
               -------------
with, and governed by, the laws of the State of California.

          11.9 Further Assurances.  Each party hereto shall, from time to time
               ------------------
at and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other party may reasonably request in order to carry out the purpose and intent of this Agreement.

     IN WITNESS WHEREOF, the parties to this Option Agreement have duly executed it on the day and year first above written.

                                "Alderman"

                                /s/  Elton Alderman
                                ---------------------------------
                                Elton Alderman

                                "Auld Trust"

                                /s/  Carol Auld, Trustee
                                ---------------------------------
                                Carol Auld, Trustee

                                   EXHIBIT A
                                   ---------

                         NOTICE OF EXERCISE OF OPTION


     The undersigned hereby irrevocably elects to exercise the right, represented by the Option Agreement dated June 15, 2000, by and between the undersigned and Carol A. Auld TTEE U/A DTD 5/13/99, Carol A. Auld as Trustee (the "Option Agreement"), to purchase______ shares of Common Stock and herewith tenders payment for such shares of Common Stock in the amount of $__________ in accordance with Section 3.3 of the Option Agreement. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of _____________________, whose address is ____________________________.

Dated: ________________


                                                  _____________________________
                                                  Elton Alderman


_____________________________
Social Security Number